Exhibit 99.1

Dun & Bradstreet Announces Executive Changes to Accelerate Transformation Strategy

Short Hills, NJ, November 2, 2015 – Dun & Bradstreet (NYSE:DNB) today announced that Josh Peirez has been appointed President and Chief Operating Officer and Curtis Brown has been named Chief Content and Technology Officer.

“I am very pleased to elevate both Josh and Curtis to help accelerate Dun & Bradstreet’s growth strategy,” said Bob Carrigan, Chief Executive Officer and Director, Dun & Bradstreet. “Their teams will work closely together to develop and deliver modern solutions to serve our customers’ ever more sophisticated business needs.”

In his expanded role as President and Chief Operating Officer, Peirez will lead all aspects of Dun & Bradstreet’s customer-facing operations, including the company’s lines of business, multi-channel sales platform, and service of client solutions, as well as strategy and mergers and acquisitions. Brown, who has served as Dun & Bradstreet’s Chief Information Officer for the past year, has been promoted to Chief Content and Technology Officer. In addition to leading the company’s technology transformation, Brown will now also focus on the global delivery of Dun & Bradstreet’s data and analytics across all the company’s customer solutions and channels.

Peirez and Brown will both report to Bob Carrigan. Their executive appointments were effective immediately.

Peirez has been with Dun & Bradstreet since September 2010, and has held several prominent roles within the company, including Chief Operating Officer, President of Marketing and Innovation and President Global Product, Marketing and Innovation. Before joining Dun & Bradstreet, he was with MasterCard where he served as Chief Innovation Officer for MasterCard Worldwide.

Brown joined Dun & Bradstreet in September 2014, and leads the strategy and implementation of technology globally. Previously he was Global Chief Technology Officer and Executive Vice President for AOL, Inc.

Third Quarter 2015 Teleconference

As previously announced, Dun & Bradstreet will hold its third quarter 2015 conference call with the investment community on Tuesday, November 3, 2015, at 8 a.m. ET. Live audio, as well as a replay of the conference call will be accessible on Dun & Bradstreet’s Investor Relations Web site at http://investor.dnb.com.

ABOUT DUN & BRADSTREET

Dun & Bradstreet (NYSE: DNB) grows the most valuable relationships in business. By uncovering truth and meaning from data, we connect customers with the prospects, suppliers, clients and partners that matter most, and have since 1841. Nearly ninety percent of the Fortune 500, and companies of every size around the world, rely on our data, insights and analytics. For more about Dun & Bradstreet, visit DNB.com. Twitter: @DnBus

Forward-Looking and Cautionary Statements

The statements in this press release that do not relate to historical facts may be forward-looking statements. These include, without limitation, any statements related to financial guidance or strategic goals. Forward-looking statements are inherently uncertain and are subject to a number of risks and uncertainties that could cause actual results and outcomes to be materially different from those indicated by the forward-looking statements. These risks and uncertainties include, among others, (i) reliance on third parties to support critical components of our business model; (ii) our ability to protect our information technology infrastructure against cyber-attack and unauthorized access; (iii) risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws; (iv) customer demand for our products; (v) the successful implementation of our business strategy; (vi) the integrity and security of our global database and data centers; (vii) our ability to maintain the integrity of our brand and reputation and to successfully achieve our plan to modernize our Dun & Bradstreet brand; (viii) our ability to renew large contracts and the related revenue recognition and timing thereof; (ix) the impact of macro-economic challenges on our customers and vendors; (x) future laws or regulations with respect to the collection, compilation, storage, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information; (xi) our ability to acquire and successfully integrate other businesses, products and technologies; (xii) adherence by third-party members of our Dun & Bradstreet Worldwide Network, or other third parties who license and sell under the Dun & Bradstreet name, to our quality standards and to the renewal of their agreements with Dun & Bradstreet; (xiii) the effects of foreign and evolving economies, exchange rate fluctuations, legislative or regulatory requirements and the implementation or modification of fees or taxes to collect, compile, store, use, transfer cross-border and/or publish data; and (xiv) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis,” “Legal Proceedings” and elsewhere in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other reports or documents filed or furnished with the Securities and Exchange Commission. Dun & Bradstreet cautions that the foregoing list of important risk factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

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CONTACTS:

Media

Ellen Yu

(973) 921-5910

yue@dnb.com

Investors

Kathy Guinnessey

(973) 921-5892

Kathy.guinnessey@dnb.com